Exhibit 10.5

WEST VIRGINIA THOROUGHBRED BREEDERS ASSOCIATION
P.O. BOX 626, Charles Town, West Virginia 25414

June 15, 2004

Mr. John Finamore
West Virginia Lottery Commission
312 MacCorkle Avenue, S.E.
Post Office Box 2067
Charleston, West Virginia 25327

Dear Mr. Finamore,

This letter constitutes a Letter Agreement by and between PNGI Charles Town Gaming and the West Virginia Thoroughbred Breeders Association.  It is hereby agreed that the net terminal income from Lideo Lottery Terminals operated by PNGI Charles Town Gaming at the Charles Town Race Track shall be distributed in accordance with the provisions of Section 29-22A-100 of The Race Track Video Lottery Act, as such statutory provision shall be in effect on the date of execution of this Letter Agreement, or as hereinafter amended from time to time by the West Virginia Legislature, either at any regular or special session.

This Letter Agreement is binding upon the signatories thereof for a period from the date of its execution through June 30, 2003, and for a period of one (1) year from July 1, 2004 through June 30, 2005, inclusive, and shall become binding and effective upon the date of final execution by all parties thereto, and shall not be amended, revised, extended, or superseded, either by the actions of the parties, inaction, or default or inability to negotiate the statutorily mandated annual renewal Letter Agreement by the signatories hereto, without the execution in writing of an Agreement by all the signatories hereto.

The undersigned, John Finamore, Sr., Vice President of Regional Operations of PNGI has Charles Town Gaming has the authority to bind PNGI Charles Town Gaming.

The undersigned Cynthia O’Bannon, President of the West Virginia Thoroughbred Breeders Association, has the authority to bind the West Virginia Thoroughbred Breeders Association.

Witness the following signatures and seals as of the 15th of June, 2004.

PNGI CHARLES TOWN GAMING

By:	/s/ John Finamore
John Finamore
Sr. Vice President of Regional Operations

Given under my hand & official seal this
27th day of July, 2004.

/s/ Margaret A. Finegan
Margaret A. Finegan, Notary
My commission expires: June 21, 2012.
[Notary Seal]

WEST VIRGINIA THOROUGHBRED BREEDERS ASSOCIATION

By:	/s/ Cynthia E. O’Bannon
Cynthia E. O’Bannon
President

Given under my hand & official seal this
16th day of June, 2004.

/s/ Michelle Shrader
Michelle Shrader, Notary
My commission expires: January 19, 2014.
[Notary Seal]